EXHIBIT 5.2

                              SUBADVISORY AGREEMENT


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                          PHOENIX MULTI-PORTFOLIO FUND

                              SUBADVISORY AGREEMENT

                                                               February 28, 1995

ABKB/LaSalle Securities Limited Partnership
100 East Pratt Street
Baltimore, MD 21202

RE: Subadvisory Agreement

Gentlemen:

The Phoenix Multi-Portfolio Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder. The shares of the Fund are offered in six portfolios, one of which is the Real Estate Securities Portfolio (the "Portfolio").

Phoenix Realty Securities, Inc. (the "Adviser") evaluates and recommends portfolio advisers for the Portfolio and is responsible for the day-to-day management of the Portfolio.

1. Employment as a Subadviser. The Adviser, being duly authorized, hereby employs ABKB/LaSalle Securities Partnership (the "Subadviser") as a discretionary portfolio adviser to invest and reinvest the assets of the Portfolio on the terms and conditions set forth herein. The services of the Subadviser hereunder are not to be deemed exclusive; the Subadviser may render services to others and engage in other activities which do not conflict in any material manner in the Subadviser's performance hereunder.

2. Acceptance of Employment; Standard of Performance. The Subadviser accepts its employment as a discretionary portfolio adviser of the Portfolio and agrees to use its best professional judgment to make investment decisions for the Portfolio in accordance with the provisions of this Agreement and as set forth in Schedule D attached hereto and made a part hereof.

3. Services of Subadviser. In providing management services to the Portfolio, the Subadviser shall be subject to the investment objectives, policies and restrictions of the Fund as they apply to the Portfolio and as set forth in the Fund's then current Prospectus and Statement of Additional Information (as the same may be modified from time to time and provided to the Subadviser by Adviser), and to the investment restrictions set forth in the Act and the Rules thereunder, to the supervision and control of the Trustees of the Fund (the "Trustees"), and to instructions from the Adviser. The Subadviser shall not, without the Fund's prior approval, effect any transactions which would cause the Portfolio to be out of compliance with any of such restrictions or policies.

4. Transaction Procedures. All portfolio transactions for the Portfolio will be consummated by payment to, or delivery by, State Street Bank & Trust Company (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or


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     securities due to or from the Portfolio. The Subadviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Subadviser shall advise the Custodian and confirm in writing to the Fund all investment orders for the Portfolio placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the act, omissions or other conduct of the Custodian.

5. Allocation of Brokerage. The Subadviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Subadviser, and to select the markets on or in which the transactions will be executed.

          A. In placing orders for the sale and purchase of portfolio securities for the Fund, the Subadviser's primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadviser, viewed in terms of either that particular transaction or of the Subadviser's overall responsibilities with respect to its clients, including the Fund, as to which the Subadviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

          B. Subject to the requirements of paragraph A above, the Adviser shall have the right to require that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Adviser and the Subadviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or that will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Portfolio. In addition, subject to paragraph A above and the applicable Rules of Fair Practice of the National Association of Securities Dealers, Inc., the Fund shall have the right to request that portfolio transactions be executed by brokers and dealers by or through whom sales of shares of the Fund are made.

          C. The Subadviser shall not execute any portfolio transactions for the Portfolio with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Fund, the Subadviser or the Adviser without the prior written approval of the Fund. The Fund and Subadviser shall each provide the other with a list of brokers and dealers which are "affiliated persons" of each respective entity and/or Adviser.


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Limited Partnership
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6.   Proxies. The Fund, or the Adviser as its authorized agent, will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested. At the request of the Fund, the Subadviser shall provide the Fund with its recommendations as to the voting of particular proxies.

7. Fees for Services. The compensation of the Subadviser for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule C. Pursuant to the Investment Advisory Agreement between the Fund and the Adviser, the Adviser is responsible for the payment of fees to the Subadviser.

8. Limitation of Liability. The Subadviser shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund, provided, however, that all such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Portfolio and that such acts or omissions shall not have resulted from the Subadviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadviser in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Subadviser from liability under the Act).

9. Confidentiality. Subject to the duty of the Subadviser and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Portfolio and the actions of the Subadviser and the Fund in respect thereof.

10. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Subadviser shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in
     Section 2(a)(4) of the Act will occur, and to take the steps necessary to enter into a new contract with the Subadviser.

11. Representations, Warranties and Agreements of the Subadviser. The Subadviser represents, warrants and agrees that:

          A. It is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

          B. It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the Rules thereunder, the records identified in Schedule B (as Schedule B may be amended from time to time). The Subadviser agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.


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          C. It has or shall adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Fund with a copy of the code of ethics and evidence of its adoption. Subadviser acknowledges receipt of the written code of ethics adopted by and on behalf of the Phoenix Funds (the "Phoenix Code of Ethics"). Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadviser shall certify to the Fund that the Subadviser has complied with the requirements of Rule 17j-1 during the previous calendar quarter and that there has been no violation of its code of ethics, or the Phoenix Code of Ethics, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Subadviser shall permit the Fund to examine the reports required to be made by the Subadviser under Rule 17j-1(c)(1) and this subparagraph.

          D. Upon request, the Subadviser will promptly supply the Fund with any information concerning the Subadviser and its stockholders, employees and affiliates which the Fund may reasonably require in connection with reports to the Fund's Board of Trustees or the preparation of its registration statement, proxy material, reports and other documents required to be filed under the Act, the Securities Act of 1933, or under applicable securities laws.

          E. Reference is hereby made to the Declaration of Trust dated October 15, 1987, as amended, establishing the Fund, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or thereafter filed. The name Phoenix Multi-Portfolio Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability hereunder or in connection with the affairs of the Fund; only the trust estate under said Declaration of Trust is liable under this Agreement. Without limiting the generality of the foregoing, neither the Subadviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate, but shall look for payment solely to said trust estate, or to the assets of a successor of the Fund.

12. Amendment. This Agreement may be amended at any time, but only by written agreement among the Subadviser the Adviser and the Fund, which amendment, other than amendments to Schedules A, B, and D, is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the Act.

13. Effective Date: Term. This Agreement shall become effective on the date set forth on the first page of this Agreement, and shall continue in effect until the first meeting of the shareholders of the Portfolio, and, if its renewal is approved at that meeting in the manner


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     required by the Act, shall continue in effect thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with Section 15(a) of the Investment Company Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of Section 15(c) thereof.

14. Termination. This Agreement may be terminated by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon thirty (30) days' written notice to the other parties, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties.

15. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

18. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.


                                         PHOENIX MULTI-PORTFOLIO FUND


                                         By /s/  Philip R. McLoughlin
                                            -----------------------------
                                         Title: President




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Limited Partnership
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                                          PHOENIX REALITY SECURITIES, INC.


                                          By /s/  Barbara Rubin
                                            -----------------------------
                                          Title: Executive Vice President


ACCEPTED:

ABKB/:LaSalle Securities Limited Partnership


By /s/  Keith R. Pauley
   ---------------------------
Title: Senior Vice President


SCHEDULES:       A. Operational Procedures
                 B. Record Keeping Requirements
                 C. Fee Schedule
                 D. Subadviser Functions


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                                   SCHEDULE A
                                   ----------

                             OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank & Trust Company (the "Custodian"), the custodian for the Fund.

The Subadviser must furnish the Custodian with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 5 p.m. (Eastern Standard time) on the day of the trade (confirmation received from broker). The necessary information can be sent via facsimile machine to the Custodian. Information provided to the Custodian shall include the following:

     1. Purchase or sale;
     2. Security name;
     3. CUSIP number (if applicable);
     4. Number of shares and sales price per share;
     5. Executing broker;
     6. Settlement agent;
     7. Trade date;
     8. Settlement date;
     9. Aggregate commission or if a net trade;
     10. Interest purchased or sold from interest bearing security;
     11. Other fees;
     12. Net proceeds of the transaction;
     13. Exchange where trade was executed; and
     14. Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadviser daily with a cash availability report. This will normally be done by telex so that the Subadviser will know the amount available for investment purposes.


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                                   SCHEDULE B
                                   ----------

                   RECORDS TO BE MAINTAINED BY THE SUBADVISER

1. (Rule 31a-1(b)(5)) A record of each brokerage order, and all other portfolio purchases and sales, given by the Subadviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;
     B. The terms and conditions of the order and of any modifications or cancellations thereof;
     C.   The time of entry or cancellation;
     D.   The price at which executed;
     E.   The time of receipt of a report of execution; and
     F.   The name of the person who placed the order on behalf of the Fund.

2.   (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten
     (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:
          (i)  The sale of shares of the Fund by brokers or dealers.
          (ii) The supplying of services or benefits by brokers or dealers to:
               (a)  The Fund,
               (b)  The Adviser (Phoenix Realty Securities, Inc.)
               (c)  The Subadviser, and
               (d)  Any person other than the foregoing.
         (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.
     B.   Shall show the nature of the services or benefits made available.
     C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.
     D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
     Section 204 of the Investment


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     Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Subadviser's transactions for the Fund.























-------------------------------
*Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or subadviser review.


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                                   SCHEDULE C
                                   ----------

                                 SUBADVISORY FEE


     For services provided to the Phoenix Real Estate Securities Portfolio (the "Portfolio"), the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of 0.45% of the average daily net asset values of the Portfolio up to $1 billion: 0.35% of such values from $1 billion to $2 billion; and 0.30% of such values in excess of $2 billion. The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Portfolio shall be valued as set forth in the then current registration statement of the Fund.


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                                   SCHEDULE D
                                   ----------

                              SUBADVISER FUNCTIONS

     With respect to managing the investment and reinvestment of the Portfolio's assets, the Subadviser shall provide, at its own expense:

     (a) Investment research, advice and analysis, including, without limitation, initial and ongoing i) assessment of national, regional and specific real estate markets and real estate related equities, and
          ii) detailed analysis of real estate investment trust assets considered for purchase and held by the Portfolio with respect to inter alia local market conditions, fair market value, overall property condition, insurance coverages and deductibles, tenant composition and vacancies, compliance matters relating to zoning, handicap accessibility, environmental, and other applicable codes, and such other matters as the Adviser shall from time to time request;

     (b) An investment program for the Portfolio consistent with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Adviser;

     (c) Implementation of the investment program for the Portfolio based upon the foregoing criteria;

     (d) Quarterly reports, in form and substance acceptable to the Adviser, with respect to: i) compliance with the Phoenix Code of Ethics and the Subadviser's code of ethics; ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; iii) diversification of Portfolio assets in accordance with the then prevailing prospectus and statement of additional information pertaining to the Portfolio and governing laws; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Portfolio's limitation on acquisition of illiquid securities; v) any and all other reports reasonably requested in accordance with or described in this Agreement; and, vi) the implementation of the Portfolio's investment program, including, without limitation, analysis of Portfolio performance;

     (e) Attendance by appropriate representatives of the Subadviser at meetings requested by the Adviser or Trustees at such time(s) and location(s) as requested by the Adviser or Trustees, including furnishing of adequate conference space at the offices of the Subadviser (or such other acceptable meeting location in Baltimore, Maryland) if requested; and

     (f) Participation, overall assistance and support in marketing the Portfolio, including, without limitation, meetings with pension fund representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties requested by the Adviser.